Exhibit 99.02

KABEL DEUTSCHLAND GMBH

OFFER TO EXCHANGE

New 10.750% Senior Notes due 2014, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding 10.750% Senior Notes due 2014

and

New 10.625% Senior Notes due 2014, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding 10.625% Senior Notes due 2014

The exchange notes will be guaranteed on a senior subordinated basis by
Kabel Deutschland Vertrieb und Service GmbH & Co. KG,
a wholly-owned subsidiary of Kabel Deutschland GmbH.

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, ON                        , 2006, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.

, 2006

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

As described in the enclosed Prospectus, dated                 , 2006 (the “Prospectus”), and form of Letter of Transmittal (the “Letter of Transmittal”), Kabel Deutschland GmbH (the “Company”) is offering (the “Exchange Offer”) to exchange up to €250,000,000 principal amount of its 10.750% Senior Notes due 2014 and up to $610,000,000 principal amount of its 10.625% Senior Notes due 2014 which have been registered under the Securities Act of 1933, as amended (collectively, the “Exchange Notes”) for any and all of its outstanding 10.750% Senior Notes due 2014 and 10.625% Senior Notes due 2014 (collectively, the “Outstanding Notes”). The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus, and are not subject to any covenant regarding registration under the Securities Act. The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

The Company will not pay any fees or commissions to you for soliciting tenders of Outstanding Notes pursuant to the Exchange Offer. The Company will pay all transfer taxes, if any, applicable to the tender of the Outstanding Notes to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.

For your information and for forwarding to your clients for whom you hold the Outstanding Notes held of record in your name or in the name of your nominee, enclosed are copies of the following documents:

1.     The Prospectus;

2.     The Letter of Transmittal for your use and for the information of your clients, together with a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding); and

3.     A printed form of letter, including a Letter of Instructions, which you may use to correspond with your clients for whose accounts you hold Outstanding Notes held of record in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions regarding the Exchange Offer.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS.

Any inquiries you may have with respect to the Exchange Offer procedures should be addressed to The Bank of New York, the exchange agent for the Exchange Offer, at the address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the exchange agent.

Very truly yours,

Kabel Deutschland GmbH

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.